October 21, 2013 ©2013 DISCOVER FINANCIAL SERVICES 3Q13 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discoverfinancial.com) and the SEC’s website (www.sec.gov). Company financial data presented herein is based on a calendar year. As previously reported, the Company changed its fiscal year end from November 30 to December 31 of each year, effective beginning with the 2013 fiscal year. For more information, see the Company's Current Report on Form 8-K dated March 5, 2013, which includes the Company's financial results on a calendar-year basis for each quarter in 2012 and 2011, as well as the twelve months ended December 31, 2012, 2011 and 2010, and is available on the Company’s website and the SEC’s website. The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended November 30, 2012 and under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which are filed with the SEC and available at the SEC's website. The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

3Q13 Summary Financial Results

($MM, except per share data)	3Q13	3Q12	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,062	$2,005	$57	3%
Provision for Loan Losses	333	136	(197)	(145%)
Operating Expense	783	841	58	7%
Direct Banking	918	980	(62)	(6%)
Payment Services	28	48	(20)	(42%)
Total Pre-Tax Income	946	1,028	(82)	(8%)
Pre-tax, Pre-provision Income[(1)]	**1,279**	**1,164**	**115**	**10 %**
Income Tax Expense	353	391	38	10%
Net Income (Loss)	$593	$637	($44)	(7%)
Diluted EPS	**$1.20**	**$1.24**	**($0.04)**	**(3%)**
ROE	**23%**	**28%**		
Adjusted Diluted EPS (ex. Reserve Actions and One-Time items)[(2)]	**$1.25**	**$1.12**	**$0.13**	**12%**

- Diluted EPS of $1.20, down 3% YOY primarily due to a reserve build in 3Q13
  - Adjusted diluted EPS up 12% YOY
- Revenue net of interest expense of $2.1Bn, up 3% YOY due to loan growth and net interest margin expansion
- Higher provision for loan losses driven by an increase in loan loss reserves
- Decrease in operating expenses driven by $96MM addition to legal reserves in 3Q12

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance; see appendix for reconciliation
2. Adjusted diluted EPS is a non-GAAP measure reflecting diluted earnings per share excluding the after-tax impact of reserve actions and one-time items, specifically legal reserve additions and gain on sale of minority investments in the prior year, which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of reserve actions and one-time items on reported results and provides an alternate presentation of the company's performance; see appendix for reconciliation

3

DISCOVER

3Q12 3Q13 70 60 50 40 30 20 10 0 Total Card Student Personal $59.6 $48.4 $7.7 $3.2 $62.7 $50.4 $8.1 $4.0 3Q12 3Q13 50 40 30 20 10 0 DN Proprietary PULSE Diners(1)Network Partners $27.7 $40.4 $7.0 $2.2 $28.9 $39.5 $6.5 $2.5 3Q13 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +5% Card +4% Student +5% Personal +26% PULSE -2% Diners(1) -7% Network Partners +13% DN Proprietary +4%

3Q13 Revenue Detail

($MM)	3Q13	3Q12	B / (W) $ Δ	B / (W) % Δ
Interest Income	$1,787	$1,708	$79	5%
Interest Expense	278	321	43	13%
Net Interest Income	1,509	1,387	122	9%
Discount/Interchange Revenue	550	526	24	5%
Rewards Cost	274	273	(1)	0%
Net Discount/Interchange Revenue	276	253	23	9%
Protection Products Revenue	90	104	(14)	(13%)
Loan Fee Income	78	82	(4)	(5%)
Transaction Processing Revenue	46	58	(12)	(21%)
Other Income	63	121	(58)	(48%)
Revenue Net of Interest Expense	$2,062	$2,005	$57	3%
Direct Banking	$1,984	$1,917	$67	3%
Payment Services	78	88	(10)	(11%)
Revenue Net of Interest Expense	$2,062	$2,005	$57	3%

($MM)	3Q13	3Q12	Change QOQ	Change YOY
Discover Card Sales Volume	$27,989	$27,109	$415	$880
Rewards Rate [(1)]	0.98%	1.01%	12 bps	-3 bps

Note(s)
1. Rewards cost divided by Discover card sales volume

- Net interest income of $1.5Bn, up 9% YOY due to loan growth and funding cost tailwinds
- Discount and interchange revenue of $550MM, up 5% YOY, driven by an increase in card sales
- Rewards rate declined 3bps YOY
- Other income decreased by $58MM due to lower direct mortgage related income and a $26MM gain on sale in 3Q12
- Payment Services revenue was down due to lower PULSE transactions and pricing reductions

5

DISCOVER

3Q13 Net Interest Margin 6 • Total interest yield of 11.29% declined 10bps YOY due to credit card yield compression • Credit card yield of 12.00% declined 14bps YOY due to an increase in promotional rate balances and a decline in higher rate balances • Net interest margin on receivables increased as funding cost tailwinds more than offset yield compression Change (%) 3Q13 QOQ YOY Total Interest Yield 11.29% 5 bps -10 bps NIM on Receivables 9.64% 20 bps 25 bps NIM on Interest-Earning Assets 8.28% 43 bps 60 bps 3Q13 3Q12 ($MM) Average Balance Rate Average Balance Rate Credit Card $50,017 12.00% $47,875 12.14% Private Student 7,941 6.51% 7,551 6.48% Personal 3,843 12.57% 3,074 12.41% Home Loans and Other 309 3.43% 235 3.39% Total Loans 62,110 11.29% 58,735 11.39% Other Interest-Earning Assets 10,170 0.76% 13,081 0.78% Total Interest-Earning Assets $72,280 9.81% $71,816 9.46% Direct to Consumer and Affinity $29,009 1.42% $27,668 1.58% Brokered Deposits and Other 13,414 1.92% 14,380 2.53% Interest Bearing Deposits 42,423 1.58% 42,048 1.91% Borrowings 18,576 2.33% 19,436 2.45% Total Interest-Bearing Liabilities $60,999 1.81% $61,484 2.08%

B / (W) ($MM) 3Q13 3Q12 $ Δ % Δ Employee Compensation and Benefits $292 $275 ($17) (6%) Marketing and Business Development 174 174 0 0% Information Processing & Communications 81 71 (10) (14%) Professional Fees 97 108 11 10% Premises and Equipment 21 19 (2) (11%) Other Expense 118 194 76 39% Total Operating Expense $783 $841 $58 7% Direct Banking $733 $801 $68 8% Payment Services 50 40 (10) (25%) Total Operating Expenses $783 $841 $58 7% Operating Efficiency(1) 38.0% 41.9% 397 bps 3Q13 Operating Expense Detail 7 • Employee compensation and benefits of $292MM, up 6% YOY, primarily due to higher headcount • Marketing and business development expense of $174MM, flat YOY • Other expense of $118MM, down 39% YOY mainly due to a $96MM addition to legal reserves 3Q12 Note(s) 1. Defined as reported noninterest expense divided by total revenue (net interest income and noninterest income)

3Q13 Provision for Loan Losses and Credit Quality

($MM)	3Q13	3Q12	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$291	$303	$12	4%
Reserve Changes build/(release)	42	(167)	(209)	NM
Total Provision for Loan Loss	$333	$136	($197)	NM

(%)	3Q13	Change QOQ	Change YOY
Credit Card Loans			
Net Principal Charge-Off Rate	2.05%	-29 bps	-29 bps
30-Day Delinquency Rate	1.67%	9 bps	-16 bps
Reserve Rate	2.77%	4 bps	-46 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	1.33%	-25 bps	59 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.60%	22 bps	42 bps
Reserve Rate (excl. PCI Loans)[1]	2.18%	-20 bps	-12 bps
Personal Loans			
Net Principal Charge-Off Rate	2.01%	-23 bps	-8 bps
30-Day Delinquency Rate	0.65%	1 bps	-12 bps
Reserve Rate	2.66%	-4 bps	-45 bps
Total Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	2.00%	-27 bps	-23 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.60%	10 bps	-13 bps
Reserve Rate (excl. PCI Loans)[1]	2.73%	1 bps	-43 bps

- Net charge-offs of $291MM, down 4% YOY due to continued improvement in credit
- Reserve build of $42MM driven by lower expected recoveries on aged charge-offs and loan growth
- Card net-charge off rate decreased 29bps QOQ to 2.05%, new record low
- Card 30+ day delinquency rate of 1.67% increased 9bps QOQ
- Student loan net charge-off rate excluding PCI loans of 1.33%, down 25bps QOQ due to seasonality and up 59bps YOY due to a larger portion of the portfolio entering repayment

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the company is recognizing interest income on a pool of loans, it is all considered to be performing

8

DISCOVER

Capital Position and Outlook 9 • Expect net interest margin to remain elevated • Full year operating expenses, including 2Q13 Diners charges, of $3.2Bn+ • Credit outlook remains relatively stable • Expect to use slightly more than half of $2.4 billion of total share repurchase authorization through 1Q14(2) Note(s) 1. Tier 1 common capital (non-GAAP measure) as a percent of risk-weighted assets under Basel I; see appendix for reconciliation 2. The company expects to make share repurchases from time to time based on market conditions and other factors, subject to legal or regulatory restrictions and approvals 3Q13 Tier 1 Common Ratio(1) Outlook 13.9% 14.7% 14.6% 14.7% 13.6%

Appendix

Reconciliation of GAAP to Non-GAAP Data Quarter Ended (unaudited, in millions) Sep 30, 2013 Sep 30, 2012 Provision for loan losses $333 $136 Income before income taxes 946 1,028 Pre-tax, pre-provision income(1) $1,279 $1,164 Quarter Ended (unaudited, in millions except EPS) Sep 30, 2013 Sep 30, 2012 Income before income taxes $946 $1,028 Plus: Change in loan loss reserves 42 (167) Plus: Non-recurring additions to legal reserves — 94 Less: Non-recurring one-time gain — (26) Adjusted income before income taxes $988 $929 Effective tax rate 37.3% 38.0% Adjusted net income $619 $576 Less: Preferred stock dividends and income allocated to participating securities (14) (6) Adjusted net income allocated to common stockholders $605 $570 Weighted average common shares outstanding (fully diluted) 484 511 Adjusted diluted EPS (ex. reserve actions and one-time items)(2) $1.25 $1.12 (1) Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company’s reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company’s performance (2) Adjusted diluted EPS is a non-GAAP measure reflecting diluted earnings per share excluding the after-tax impact of reserve actions and one-time items, specifically legal reserve additions and gain on sale of minority investments in the prior year, which should be viewed in addition to, and not as a substitute for, the company’s reported results. Management believes this information helps investors understand the effect of reserve actions and one-time items on reported results and provides an alternate presentation of the company's performance 11

Reconciliation of GAAP to Non-GAAP Data

(unaudited, in millions)	Quarter Ended Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
GAAP total common equity	$10,042	$9,888	$9,739	$9,313	$9,177
Less: Goodwill	(284)	(284)	(286)	(286)	(287)
Less: Intangibles	(188)	(191)	(187)	(189)	(191)
Tangible common equity[1]	$9,570	$9,413	$9,266	$8,838	$8,699
Effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital	110	106	83	72	29
Total tier 1 common capital[2]	$9,680	$9,519	$9,349	$8,910	$8,728
GAAP book value per share	$22.14	$21.52	$20.90	$19.83	$18.18
Less: Goodwill	(0.59)	(0.59)	(0.58)	(0.58)	(0.57)
Less: Intangibles	(0.39)	(0.40)	(0.38)	(0.38)	(0.38)
Less: Preferred Stock	(1.17)	(1.15)	(1.14)	(1.12)	0.00
Tangible common equity per share	$19.99	$19.38	$18.80	$17.75	$17.23

(1) Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so we advise users of this information to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the company.

(2) Tier 1 common capital, a non-GAAP financial measure, represents common equity and the effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital, less goodwill and intangibles. A reconciliation of tier 1 common capital to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use tier 1 common capital and definitions may vary, so we advise users of this information to exercise caution in comparing tier 1 common capital of different companies. Tier 1 common capital is included to support the tier 1 common capital ratio which is meaningful to investors to assess the quality and composition of the Company's capital.

12

DISCOVER